Exhibit 4.26

POWER OF ATTORNEY

I, LU Wen, a citizen of the People’s Republic of China (the “PRC”), PRC ID card number 420111197001125521, hereby irrevocably authorize any individual, appointed, in writing, by 1Verge Internet Technology (Beijing) Co., Ltd. (1Verge Internet), who is approved by Youku Tudou Inc. (“Authorizee”), to the extent permitted by the PRC Law, as my sole attorney to singly exercise, in the manner as approved by Youku Tudou Inc., to exercise the following powers and rights during the term of this Power of Attorney pursuant to Section 3.5 of the Business Operations Agreement entered into among, 1Verge Internet, Zhejiang Dongyang Tianshi Media Limited. (“Dongyang Tianshi”) 1Verge Information Technology (Beijing) Co., Ltd. (“1Verge Information”), HU Qiong and I on April 23, 2013 (the “Operations Agreement”):

I confirm and acknowledge that I authorized and designated the Authorizee to vote on my behalf at Dongyang Tianshi ‘s shareholders’ meetings  and to exercise full voting rights as a shareholder of Dongyang Tianshi as granted to myself by law and under Dongyang Tianshi’s Articles of Association during the term of this Power of Attorney (“POA”). Such voting rights include, but are not limited to, the right to propose the holding of shareholders’ meetings, to accept any notification(s) regarding the holding and discussion procedures of meetings, to attend Dongyang Tianshi’s shareholders’ meetings and to exercise full voting rights (i.e., being my authorized representative at shareholders’ meetings, designating and appointing an executive director or directors of the Board and the general manager, deciding the allotment of profits, etc.), to sell or transfer any or all of my shares of Dongyang Tianshi. This POA confirms and clarifies my authorizations to the Authorizee during the term of the POA.

The POA  shall retroactively take effect from January 6, 2012 and will remain effective as long as Dongyang Tianshi exists. The POA amends and restates the POA dated March 31, 2012.

LU Wen

/s/ LU Wen

Date: April 23, 2013

POWER OF ATTORNEY

I, HU Qiong, a citizen of the People’s Republic of China (the “PRC”), PRC ID card number 360103194206020328, hereby irrevocably authorize any individual, appointed, in writing, by 1Verge Internet Technology (Beijing) Co., Ltd. (1Verge Internet), who is approved by Youku Tudou Inc. (“Authorizee”), to the extent permitted by the PRC Law, as my sole attorney to singly exercise, in the manner as approved by Youku Tudou Inc., to exercise the following powers and rights during the term of this Power of Attorney pursuant to Section 3.5 of the Business Operations Agreement entered into among, 1Verge Internet, Zhejiang Dongyang Tianshi Media Limited. (“Dongyang Tianshi”) 1Verge Information Technology (Beijing) Co., Ltd. (“1Verge Information”), LU Wen and I on April 23, 2013(the “Operations Agreement”):

I confirm and acknowledge that I authorized and designated the Authorizee to vote on my behalf at Dongyang Tianshi ‘s shareholders’ meetings  and to exercise full voting rights as a shareholder of Dongyang Tianshi as granted to myself by law and under Dongyang Tianshi’s Articles of Association during the term of this Power of Attorney (“POA”). Such voting rights include, but are not limited to, the right to propose the holding of shareholders’ meetings, to accept any notification(s) regarding the holding and discussion procedures of meetings, to attend Dongyang Tianshi’s shareholders’ meetings and to exercise full voting rights (i.e., being my authorized representative at shareholders’ meetings, designating and appointing an executive director or directors of the Board and the general manager, deciding the allotment of profits, etc.), to sell or transfer any or all of my shares of Dongyang Tianshi. This POA confirms and clarifies my authorizations to the Authorizee during the term of the POA.

The POA shall retroactively take effect from January 6, 2012 and will remain effective as long as Dongyang Tianshi exists. The POA amends and restates the POA dated March 31, 2012.

HU Qiong

/s/ HU Qiong

Date: April 23, 2013